SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C.  20549

                       FORM 8-K

                     CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 2, 1997


  SALIENT 3 COMMUNICATIONS, INC. (FORMERLY KNOWN AS GILBERT ASSOCIATES, INC.) (Exact name of registrant as specified in its charter)



  Delaware                            0-12588         23-2280922
 (State or other jurisdiction of     (Commission     (I.R.S. Employer
  incorporation or organizational)    File Number)    Identification No.)



   P. O. BOX 1498, READING, PENNSYLVANIA   19603
 (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:  (610) 856-5500

Item 2.  Disposition of Assets.

 On June 25, 1997, Salient 3 Communications, Inc.
(Nasdaq:NMS/STCIA) (formerly Gilbert Associates, Inc.) announced the closing of the sale of its SRA Technologies, Inc. (SRA) to Dames & Moore Inc. for $8.8 million in cash. Proceeds will be used to reduce the Company's outstanding debt.


Item 5.  Other Events.

 The Company also announced it reached an agreement to sell its real estate complex, Green Hills Corporate Center to Brandywine Realty Trust of Newtown Square, Pennsylvania for $40 million, substantially all in cash. The Company has indicated that they are positioned to move quickly and intend to close the real estate transaction by July 30, 1997 and expects to report an after-tax gain of approximately $8.5 million. Proceeds will be used to reduce the Company's outstanding bank debt.

 Separately, as an update to its May 22, 1997 announcement regarding second quarter results, management stated that it now expects to incur a loss from continuing operations in the second quarter which could significantly exceed the loss of $0.10 per share reported in the first quarter of 1997. In addition, the Company will incur a $6,150,000 charge for the write-off of in-process research and development associated with its April 1997 TEC Cellular acquisition.

 Also, the Board of Directors has authorized an expansion of the 1995 share repurchase plan to allow the Company to potentially purchase up to one million shares in the open market.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

 (a) Pro Forma Unaudited Consolidated Condensed Statement of Operation has not been presented due to the fact that the Company elected discontinued operations for this subsidiary during the first quarter of 1997.

 (b) Pro Forma Unaudited Consolidated Condensed Balance
     Sheet as of April 4, 1997

 (c) Exhibit 2.  Stock Purchase Agreement between Salient 3
     Communications, Inc. and Dames & Moore, Inc., dated June 19, 1997

Salient 3 Communications, Inc. and Subsidiaries
Introduction to Pro Forma Unaudited Consolidated Condensed Balance Sheet

On June 25, 1997, the Company sold its SRA subsidiary for $8.8 million in cash.

The following Pro Forma Unaudited Consolidated Condensed Balance Sheet as of April 4, 1997 assumes the sale was consummated on April 4, 1997.
A Pro Forma Statement of Operation has not been presented due to the fact that the Company elected discontinued operations for this subsidiary during the first quarter of 1997.


 Salient 3 Communications, Inc. and Subsidiaries
 Pro Forma Unaudited Consolidated Condensed Balance Sheet
 As of April 4, 1997
 (000's)
                                         Consolidated   Pro Forma  Consolidated
                                          Historical   Adjustments   Pro Forma
 ASSETS

 Current assets:
 Cash and cash equivalents                  $    716      $  7,909 (A) $   716
                                                            (7,909)(B)
Accounts receivable, net of allowance
    for doubtful accounts of $1,495 and
    $1,565, respectively                      18,554                    18,554
 Inventories                                  17,210                    17,210
 Deferred income taxes                         4,180                     4,180
 Other current assets                          2,854                     2,854
 Net assets held for sale                     47,293        (7,314)     39,979
                                              ------         -----      ------
 Total current assets                         90,807        (7,314)     83,493
                                              ------         -----      ------

 Property, plant and equipment, at cost:      36,010                    36,010
 Less accumulated depreciation and
   amortization                               18,338                    18,338
                                              ------                    ------
                                              17,672                    17,672
                                              ------                    ------

 Deferred income taxes                         7,855                     7,855
 Other assets                                    500                       500
 Intangible assets                            37,356                    37,356

 Total Assets                               $154,190      $ (7,314)   $146,876
                                             =======         =====     =======

 LIABILITIES & STOCKHOLDERS' EQUITY

 Current liabilities:
 Notes payable                              $  2,224      $           $  2,224
 Accounts payable                              6,903                     6,903
 Salaries and wages                            1,478                     1,478
 Income taxes, currently payable               2,440                     2,440
 Estimated liability for contract losses       1,540                     1,540
 Other accrued liabilities                     7,831                     7,831
                                              ------                    ------
 Total current liabilities                    22,416                    22,416
                                              ------                    ------

 Long-term debt                               27,218        (7,909)(B)  19,309
 Other long-term liabilities                   4,954                     4,954
 Self-insured retention                        2,409                     2,409

Stockholders' equity:
 Common stock                                  8,985                     8,985
 Capital in excess of par value               38,064                    38,064
 Warrants outstanding                          1,180                     1,180
 Retained earnings                            89,454           595 (C)  90,049
 Deferred Compensation-restricted stock         (824)                     (824)
 Treasury stock                              (39,666)                  (39,666)
                                              ------           ---      ------
                                              97,193           595      97,788
                                              ------           ---      ------

 Total Liabilities and Stockholders' Equity $154,190      $ (7,314)   $146,876
                                             =======         =====     =======

Notes to Pro Forma Unaudited Condensed Balance Sheet as of April 4, 1997
(A) To reflect the cash proceeds net of disposition costs and income taxes.
(B) To reduce long-term debt.
(C) To record gain on sale of SRA Technologies.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Salient 3 Communications, Inc.
/s/ Paul H. Snyder
    Paul H. Snyder
    Senior Vice President
    and Chief Financial Officer

<EX-2>

TABLE OF CONTENTS

ARTICLE I - PRICE AND PAYMENT

 Section 1.1 Acquisition of Stock
 Section 1.2 Closing
 Section 1.3 Closing Obligations
 Section 1.4 Definitions

ARTICLE II - REPRESENTATIONS OF THE SELLER

 Section 2.1 Ownership of Shares
 Section 2.2 [Reserved]
 Section 2.3 Existence and Good Standing
 Section 2.4 Capitalization
 Section 2.5 Subsidiaries and Investments
 Section 2.6 Financial Statements; No Material Changes
 Section 2.7 Books and Records
 Section 2.8 Title to Real and Personal Properties; Encumbrances
 Section 2.9 Leases
 Section 2.10 Real Property
 Section 2.11 Contracts
 Section 2.12 Restrictive Documents
 Section 2.13 Claims and Litigation
 Section 2.14 Taxes
 Section 2.15 Liabilities
 Section 2.16 Intellectual Property
 Section 2.17 Compliance with Laws
 Section 2.18 Employment Relations
 Section 2.19 Employee Benefit Plans
 Section 2.20 Interest in Clients, Supplier, etc.
 Section 2.21 Bank Accounts
 Section 2.22 Powers of Attorney
 Section 2.23 Compensation of Employees
 Section 2.24 No Changes
 Section 2.25 Post Closing Purchase Price Adjustment
 Section 2.26 Disclosure
 Section 2.27 Copies of Documents
 Section 2.28 Certain Definitions
 Section 2.29 Environmental
 Section 2.30 Certain Payments
 Section 2.31 Insurance
 Section 2.32 Security Clearances; Export Control Compliance
 Section 2.33 Broker's of Finder's Fees
 Section 2.34 Life Insurance Loans to Officers and other Deferred Compensation Matters
 Section 2.35 HSR Compliance

ARTICLE III - REPRESENTATIONS OF BUYER

 Section 3.1 Representations of Buyer
 Section 3.2 Existence and Good Standing of Buyer
 Section 3.3 Restrictive Documents
 Section 3.4 Broker's or Finder's Fees
 Section 3.5 Investment
 Section 3.6 Cooperation
 Section 3.7 Notification

ARTICLE IV - CONDITIONS TO OBLIGATIONS OF BUYER

 Section 4.1 Conditions to Obligations of Buyer
 Section 4.2 Opinion of the Counsel for SRA
 Section 4.3 [Reserved]
 Section 4.4 [Reserved]
 Section 4.5 Bank Accounts
 Section 4.6 Resignation of Certain Directors and Officers
 Section 4.7 Good Standing Certificate and Board Resolution
 Section 4.8 Proceedings
 Section 4.9 [Reserved]
 Section 4.10 Noncompetition, Nonsolicitation, Confidentiality
 Section 4.11 Accuracy of Representations
 Section 4.12 Seller's Performance
 Section 4.13 Consents
 Section 4.14 No Proceedings
 Section 4.15 No Claim Regarding Stock Ownership or Sale Proceeds
 Section 4.16 No Prohibition
 Section 4.17 Transactions with Related Parties
 Section 4.18 Deferred Acquisition Fee
 Section 4.19 Backlog
 Section 4.20 Net Sales and EBIT
 Section 4.21 Real Property Leases
 Section 4.22 Minimum Book Value
 Section 4.23 Outstanding Indebtedness
 Section 4.24 Vehicles

ARTICLE V - CONDITIONS TO THE SELLER'S OBLIGATION

 Section 5.1 Conditions to the Seller's Obligations
 Section 5.2 Opinion of the Counsel of Buyer
 Section 5.3 Proceedings
 Section 5.4 Accuracy of Representations

ARTICLE VI - INDEMNIFICATION

 Section 6.1 Survival; Right to Indemnification
     Not Affected By Knowledge
 Section 6.2 Indemnification and Payment of Damages By Seller
 Section 6.3 Indemnification and Payment of Damages By Seller-- Environmental Matters
 Section 6.4 Indemnification and Payment of Damages By Buyer
 Section 6.5 Time Limitations
 Section 6.6 Limitations on Amount--Seller
 Section 6.7 Limitations on Amount--Buyer
 Section 6.8 Post Closing Purchase Price Adjustment and Escrow
 Section 6.9 Procedure For Indemnification--Third Party Claims
 Section 6.10 Procedure For Indemnification--Other Claims
 Section 6.11 Special Agreement and Indemnification Regarding Taxes

ARTICLE VII - MISCELLANEOUS

 Section 7.1 Post-Closing Tax Return
 Section 7.2 Expenses
 Section 7.3 Disputes
 Section 7.4 HSR Act Filing
 Section 7.5 Governing Law; Jurisdiction, Service of Process
 Section 7.6 Captions
 Section 7.6A Further Assurances
 Section 7.7 Publicity
 Section 7.8 Notices
 Section 7.9 Parties in Interest
 Section 7.10 Counterparts
 Section 7.11 Entire Agreement
 Section 7.12 Amendments
 Section 7.13 Severability
 Section 7.14 Third Party Beneficiaries
 Section 7.15 Termination
 Section 7.16 Effect of Termination

ARTICLE VIII - TAX MATTERS

 Section 8.1 Returns for Periods Through the Closing Date
 Section 8.2 Tax Periods Beginning Before and
     Ending After the Closing Date
 Section 8.3 Cooperation on Tax Matters
 Section 8.4 Certain Taxes
 Section 8.5 Carrybacks
 Section 8.6 Indemnification



The schedules listed below are not included in this filing, but will be furnished to the Commission upon request.

SCHEDULES

 2.5 Subsidiaries and Investments
 2.6 Financial Statements
 2.7 Books and Records Held By Third Parties
 2.8 Title to Real and Personal Properties; Encumbrances
 2.9 Leases
 2.11 Material Contracts
 2.12 Restrictive Documents
 2.13 Claims and Litigation
 2.14 Taxes
 2.15 Liabilities
 2.16 Intellectual Property
 2.16(d) Patents
 2.16(e) Trademarks
 2.16(f) Copyrights
 2.17 Compliance With Laws
 2.18 Employment Relations
 2.19 Employee Benefit Plans
 2.20 Interest in Clients, Suppliers, etc.
 2.21 Bank Accounts
 2.22 Powers of Attorney
 2.23 Compensation of Employees
 2.24 Changes
 2.26 Disclosure
 2.27 Documents
 2.29 Environmental Liabilities
 2.30 Certain Payments
 2.31(b) Certain Agreements
 2.31(c) Loss Experience
 2.31(d) Special Coverage
 2.32 Security Clearances; Export Control Compliance
 4.2 Opinion of the Counsel for SRA
 4.6 Resignation of Certain Directors and Officers
 4.10 Form of Noncompetition, Nonsolicitation,
     Confidentiality Agreement
 4.21 Real Property Leases
 5.2 Form of Opinion of Buyer's Counsel



STOCK PURCHASE AGREEMENT

 STOCK PURCHASE AGREEMENT (the "Agreement") dated as of the 23rd day of June, 1997, by and among GCBC INC., a Delaware holding company and SALIENT 3 COMMUNICATIONS, INC., a Delaware corporation (hereinafter collectively "Seller"), the sole stockholder of SRA TECHNOLOGIES, INC., a District of Columbia corporation ("SRA") and DAMES & MOORE, INC. ("Buyer").
W I T N E S S E T H:
 WHEREAS, SRA is a wholly-owned subsidiary of GCBC Inc., which is a wholly-owned subsidiary of Salient 3 Communications, Inc.;
 WHEREAS, Seller, which was previously known as Gilbert
Associates, Inc., changed its name to Salient 3 Communications, Inc., effective May 1, 1997, in a transaction in which GAI Sub, Inc., a newly formed wholly owned subsidiary of Seller, with no assets, was merged with and into Seller in accordance with the provisions of Section 253 of the General Corporation Law of Delaware, under a Certificate of Ownership and Merger which provided that Seller's name would become Salient 3 Communications, Inc., and which made no change in the Certificate of Incorporation of Seller, other than the change of its name, with the result that any reference to "Seller", in any part of this Agreement, or in any document referenced in this Agreement, shall be deemed to refer to Salient 3 Communications, Inc. and/or Gilbert Associates, Inc., as appropriate, recognizing that "Seller", "Gilbert Associates, Inc.", and "Salient 3 Communications, Inc." are the same corporation;
 WHEREAS, Seller owns 13,697 shares of common stock of SRA, $0.10 par value per share, being all of the outstanding shares of capital stock of SRA (the "Shares");
 WHEREAS, Seller desires to sell and Buyer desires to purchase the Shares pursuant to the terms and conditions of this Agreement; and
 WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Shares pursuant to this Agreement, Buyer shall own all of the outstanding shares of capital stock of SRA and the entire voting power of SRA;
 NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES AND
CONDITIONS HEREIN CONTAINED, AND INTENDING TO BE LEGALLY BOUND HEREBY, THE PARTIES AGREE AS FOLLOWS:



ARTICLE I
PRICE AND PAYMENT
 1.1 Acquisition of Stock. Subject to the terms and conditions herein stated, in consideration for the sale and delivery by Seller to Buyer, and/or a wholly-owned subsidiary of Buyer, of all of the issued and outstanding capital stock of SRA by purchase of all of the Shares, Buyer and/or its wholly-owned subsidiary shall pay to Seller or place in escrow, by wire transfer at the Closing, the amounts specified in
Section 1.3(b), subject to adjustment as provided in Section 2.25 herein. At the Closing, Buyer, and/or a wholly-owned subsidiary of Buyer, agrees to acquire the Shares from Seller, and Seller agrees to sell, assign, transfer and deliver the Shares to Buyer, and/or its wholly-owned subsidiary, by outright sale.
 1.2 Closing. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Ross & Hardies, 888 16th Street, N.W., Washington, D.C. 20006, at 10:00 a.m. (local time) on June 24, 1997, if all conditions and obligations set forth in Articles IV and V hereof which are required to be satisfied prior to closing have been met, or such other date as may be agreed upon in writing by the Parties (the "Closing Date"). Subject to the provisions of Section 7.15, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 1.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.
 1.3 Closing Obligations.  At the Closing:
 (a) Seller will deliver to Buyer:
  (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;
  (ii) A release in the form of Exhibit 1.3(a)(ii) executed by Seller ("Seller's Release");
  (iii) Reserved;
  (iv) A noncompetition agreement in the form of Exhibit
2.4(a)(iv), executed by Seller (the "Noncompetition Agreement");
  (v) a certificate executed by Seller representing and warranting to Buyer that each of Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving effect to any supplements to the Schedules that were delivered by Seller to Buyer prior to the Closing Date in accordance with Section 3.7); and
  (vi) the legal opinion described in Section 4.2;
 (b) Buyer will deliver to Seller:
  (i) the amount of $7,800,000 by wire transfer to the accounts specified in Schedule 1.3(b);
  (ii) the sum of $1,000,000 to the escrow agent referred to in Section 1.3(c) by bank cashier's or certified check; and
  (iii) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.
 (c) Buyer and Seller will enter into an escrow agreement in the form of Exhibit 1.3(c) (the "Escrow Agreement") with Riggs Bank N.A.; and
 (d) Subsequent to the Closing, or when due, Seller will pay the Transfer and other taxes specified at section 8.4, if any.
 1.4 Definitions. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.4:
 "1996 Balance Sheet Date"--as defined in Section 2.6 by reference to "The Balance Sheet".
 "Acquisition Date"--as defined in Section 2.11.
 "Applicable Contract"--as defined in Section 2.11.
 "Backlog"--the value of work which SRA is scheduled to perform under Applicable Contracts and with respect to which SRA has received no communication, to the Knowledge of Seller, or other indication of a decision by any Person to terminate or reduce the scope of such scheduled work.
 "Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.
 "Breach"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.
 "Buyer"--as defined in the first paragraph of this Agreement. "Closing"--as defined in Section 1.2.
 "Closing Balance Sheet"--as defined in Section 2.25.
 "Closing Date"--as defined in Section 1.2.
 "Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).
 "Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:
  (a) the sale of the Shares by Seller to Buyer;
  (b) the execution, delivery, and performance of the Noncompetition Agreement, the Seller's Release, and the Escrow Agreement;
  (c) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and
  (d) Buyer's acquisition and ownership of the Shares and exercise of control over SRA.
 "Contract"--as defined in Section 2.11.
 "Employee Benefit Plans"--as defined in Section 2.19. "Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.
 "Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.
 "Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:
  (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);
  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;
  (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or
  (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.
The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
s 9601 et seq., as amended ("CERCLA").
 "Environmental Law"--any Legal Requirement that requires or relates to:
  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;
  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;
  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;
  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;
  (e) protecting resources, species, or ecological amenities;
  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;
  (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or
  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.
 "Escrow Agreement"--as defined in Section 1.3.
 "Facilities"--any real property, leaseholds, or other interests currently or formerly owned or operated by SRA and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by SRA.
 "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which The Balance Sheet and the other financial statements referred to in Section 2.6 were prepared.
 "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.
 "Governmental Body"--any:
  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;
  (b) federal, state, local, municipal, foreign, or other government;
  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);
  (d) multi-national organization or body; or
  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
 "Government Contract"--as defined in Section 2.11(g).
 "HSR Act"--the Hart-Scott-Rodino Antitrust Improvements Act of
1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.
 "Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or SRA.
 "Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.
 "Intellectual Property Assets" --as defined in Section 2.16. "Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:
  (a) such individual is actually aware of such fact or other matter; or
  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.
 A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.
 "Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.
 "Marks"--as defined in Section 2.16.
 "Materially Adverse Effect"--as defined in Section 2.28. "Noncompetition Agreement"--as defined in Section 1.3.
 "Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.
 "Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.
 "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:
  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;
  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority, including, in the case of SRA, officers of Seller with supervisory responsibility for SRA); and
  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.
 "Patents"--as defined in Section 2.16.
 "Person"--any individual, including, but not limited to, officers and directors of SRA, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, unincorporated organization, labor union, or other entity or Governmental Body.
 "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
 "Related Person"--with respect to a particular individual:
  (a) each other member of such individual's Family;
  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;
  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest as defined hereinafter; and
  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).
 With respect to a specified Person other than an individual:
  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;
  (b) any Person that holds a Material Interest in such specified Person;
  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);
  (d) any Person in which such specified Person holds a Material Interest;
  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and
  (f) any Related Person of any individual described in clause (b) or (c).
 For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse,
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.
 "Release"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.
 "Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.
 "Seller"--as defined in the first paragraph of this Agreement. "Seller's Release"--as defined in Section 1.3.
 "Shares"--as defined in the Recitals of this Agreement.
 "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any tax.
 "The Balance Sheet"--as defined in Section 2.6.
 "Threat of Release"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.
 "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.



ARTICLE II
REPRESENTATIONS OF THE SELLER
 2.1 Ownership of Shares. Seller represents, warrants and agrees that it is the lawful owner of all of the issued and outstanding capital stock of SRA, free and clear of all liens, security interests, pledges, encumbrances, restrictions and claims of every kind (hereinafter collectively referred to as "Liens"); that Seller has full legal right and power and the authority to enter into this Agreement and to sell, assign, transfer and convey the Shares and otherwise perform Seller's obligations pursuant to this Agreement; that this Agreement is Seller's valid and legally binding obligation, enforceable against Seller; that Seller has made no offering or sale of the Shares in violation of any state or federal securities law; and that the delivery to Buyer of the Shares pursuant to the provisions of this Agreement will transfer to Buyer valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind.
 2.2 Reserved.
 2.3 Existence and Good Standing. SRA is a corporation duly organized, validly existing and in good standing under the laws of the District of Columbia, and is duly qualified to do business in, and is in good standing in, every jurisdiction in which the character or location of the properties owned or leased by SRA or the nature of its business makes such qualification necessary and in which the failure to be so qualified would have a Materially Adverse Effect. SRA has the power to own its property and to carry on its business as now being conducted, including all licenses required to be obtained by SRA from any Governmental Body having jurisdiction over its properties and business operations.
 2.4 Capitalization. SRA's entire authorized capital stock consists of 100,000 shares of common stock, $0.10 par value per share (the "Common Stock"), of which 13,697 shares of Common Stock are presently issued and outstanding. All issued and outstanding shares of SRA have been duly authorized and validly issued, and are fully paid and nonassessable, were not issued in violation of the terms of any agreement or understanding binding upon SRA and were issued in compliance with all applicable charter documents of SRA and all applicable federal, state and foreign securities laws, rules and regulations. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of SRA. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of SRA.
 2.5 Subsidiaries and Investments.  Except as described on
Schedule 2.5, SRA does not own, directly or indirectly, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other corporation, partnership, association, trust, joint venture or other entity. Except as noted on Schedule 2.5, SRA has not acquired the stock or assets of any other corporation within the five years preceding the date of this Agreement.
 2.6 Financial Statements; No Material Changes. Seller has heretofore furnished Buyer with certain financial statements, including the balance sheet of SRA as of January 3, 1997 (such balance sheet is hereinafter referred to as "The Balance Sheet" and January 3, 1997 is hereinafter referred to as the "1996 Balance Sheet Date") and the related statements of income (loss) and stockholder's equity for the period ended January 3, 1997, attached hereto as Schedule 2.6 and hereinafter collectively referred to as the "Financial Statements".
The Financial Statements have been prepared in accordance with GAAP, except as noted thereon, and using the same historic practices, methods and criteria employed by SRA in connection with the preparation of its routine year end financial statements. The Financial Statements present fairly the financial condition, results of operations, and stockholder equity of SRA as and for the period presented, and reflect all claims against and all debts and liabilities of SRA, fixed or contingent, which are required to be shown on such Financial Statements in accordance with GAAP (except for the omission of certain footnote information not required in subsidiary financial statements, none of which relates to an item which could have a Materially Adverse Effect on SRA). Except as set forth in Schedule 2.6, since the 1996 Balance Sheet Date there has been (a) no Material Adverse Change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of SRA, (b) no fact or condition exists or, to the best of Seller's knowledge, is contemplated or threatened, other than the transactions contemplated by this Agreement, which might cause such a change in the future.
 2.7 Books and Records. The minute books of SRA as made available to Buyer and its representatives, contain accurate records of all meetings of, and corporate actions or written consents by, the respective stockholders of SRA from time to time, including Seller as sole stockholder, and the Board of Directors and Committees of SRA to the date hereof, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of SRA. The books of account, stock record books, inventory records and other records of SRA, all of which have been made available to Buyer and its Representatives, are in all material respects complete, correct and up to date and are maintained in accordance with good business practices and GAAP, including the maintenance of an adequate system of internal controls. Except as set forth in Schedule 2.7, SRA does not have any of its records, systems, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of SRA or Seller.
 2.8 Title to Real and Personal Properties; Encumbrances.
Schedule 2.8 contains an accurate and complete listing and description of all fixed assets owned by SRA and all leases for real property to which SRA is a party (as lessee or lessor), including the date of commencement of such lease. Buyer has been provided with full and complete copies of all such leases and every modification or amendment thereto. Except as set forth in Schedule 2.8 or Schedule 2.9, SRA has good, valid and marketable title to all its material properties and assets (real and personal, tangible and intangible), (including, without limitation, all the properties and assets reflected in The Balance Sheet) except to the extent disposed of since such date in the Ordinary Course of Business. Except as set forth in Schedule 2.8 or
Schedule 2.9, such properties and assets are not subject to any encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens consisting of zoning or planning restrictions, easements, permits or other restrictions or limitations on the use of real property which do not materially detract from the value of, or impair the use of, such property by SRA in the operation of its business, (ii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, and (iii) liens consisting of purchase money security interests covering property acquired since the 1996 Balance Sheet Date in the Ordinary Course of Business; and no such lease agreement contains any requirement to obtain the consent of any person in connection with the Closing of the transactions contemplated by this Agreement, except as has been obtained.
 2.9 Leases. Schedule 2.9 contains an accurate and complete listing of all leases for personal property and equipment to which SRA is a party (as lessee or lessor), including the dates of commencement and termination of such leases. Buyer has been provided with full and complete copies of all such leases and every amendment or modification thereto. Each lease set forth in Schedule 2.9 (or required to be set forth in Schedule 2.9) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case the lessee is in peaceable possession and is not in material default thereunder and no continuing waiver, indulgence or postponement of the lessee's obligation thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the purchase of the Shares hereunder) which, with the giving of notice, the lapse of time, or the happening of any further event or condition, would become a default under such lease. SRA has not violated any of the material terms or conditions under any such lease in any respect, and all of the material covenants to be performed by any other party under any such lease have been fully performed. The property leased by SRA is in a state of commercially acceptable maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.
 2.10 Real Property.  SRA does not own any real property.
 2.11 Contracts.
 (a) Schedule 2.11 contains a complete and accurate list, and Seller has made available to Buyer true and complete copies, of:
  (i) each Applicable Contract that involves performance of services or delivery of goods or materials by SRA of an amount or value in excess of $5,000, where the term "Contract" means any agreement, Contract, obligation, promise, or understanding (whether written or oral and whether express or implied) that is legally binding and where the term "Applicable Contract" means any contract (a) under which SRA has or may acquire any rights, (b) under which SRA has or may become subject to any obligation or liability, or (c) by which SRA or any of the assets owned or used by it is or may become bound;
  (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to SRA of an amount or value in excess of $5,000, including any contract of employment with any person;
  (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of SRA in excess of $5,000;
  (iv) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;
  (v) each collective bargaining agreement and other
Applicable Contract to or with any labor union or other employee representative of a group of employees;
  (vi) each joint venture, partnership, and other Applicable
Contract (however named) involving a sharing of profits, losses, costs, or liabilities by SRA with any other Person;
  (vii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of SRA or limit the freedom of SRA to engage in any line of business or to compete with any Person;
  (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;
  (ix) each power of attorney that is currently effective and outstanding;
  (x) each Applicable Contract that contains or provides for an express undertaking by SRA to be responsible for consequential damages;
  (xi) each Applicable Contract for capital expenditures in excess of $5,000;
  (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by SRA; and
  (xiii) each amendment, supplement, and modification
(whether oral or written) in respect of any of the foregoing.
 Schedule 2.11 sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of SRA under the Contracts, and SRA's office where details relating to the Contracts are located.
 (b) Except as set forth in Schedule 2.11(b):
  (i) Seller does not have and will not acquire any rights under, and does not have and will not become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by SRA; and
  (ii) to the Knowledge of Seller and SRA, no officer, director, agent, employee, consultant, or contractor of SRA is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of SRA, or (B) assign to SRA or to any other Person any rights to any invention, improvement, or discovery.
 (c) Except as set forth in Schedule 2.11(c), each Contract identified or required to be identified in Schedule 2.11(a) is in full force and effect and is valid and enforceable in accordance with its terms, does include any provision which would result in termination or a penalty to SRA as a result of the transactions contemplated in this Agreement.
 (d) Except as set forth in Schedule 2.11(d):
  (i) SRA is, and at all times since the date of Seller's acquisition of SRA (the "Acquisition Date") has been, in full compliance with all applicable terms and requirements of each Contract under which SRA has or had any obligation or liability or by which SRA or any of the assets owned or used by SRA is or was bound;
  (ii) each other Person that has or had any obligation or liability under any Contract under which SRA has or had any rights is, and at all times since the Acquisition Date has been, in full compliance with all applicable terms and requirements of such Contract;
  (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give SRA or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract;
  (iv) consummation of the purchase and sale provided for in this Agreement will not contravene, conflict with, or result in a violation or breach of, or give SRA or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or require the consent of any Contracting Officer or other Person; and
  (v) SRA has not given to or received from any other Person, at any time since the Acquisition Date, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.
 (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to SRA under current or completed Contracts, including future payments which are part of the Backlog under such Contracts, with any Person and no such Person has made written demand for such renegotiation.
 (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by SRA have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement, including any Code of Conduct incorporated into and made a requirement by the terms of an Applicable Contract.
 (g) For purposes of the representations in Section 2.15 of this Agreement, the representation that SRA has no liability or indebtedness or obligations of any nature except as provided in a Schedule, includes but is not limited to, the absence of claims or actions based on the following during the period prior to the date hereof:
  (1) the establishment of a final indirect cost rate under a Government Contract which is lower than SRA's provisional or billing rate under the contract;
  (2) the disallowance of a cost or costs under a Government Contract for any reason, including but not limited to the disallowance of a cost or costs which SRA has previously recognized as revenue on its books of account;
  (3) the submission of defective pricing data by SRA or Seller; or
  (4) a default or failure to comply with any terms and conditions of a Government Contract by SRA or Seller. Seller may, in a schedule, disclose the possibility that Government Contracts are subject to price reduction based on adjustment of provisional indirect billing rates or for defective cost or pricing data. Such a disclosure will not adversely affect Buyer's ability to rely on the representations made in this section 2.11 as the basis for relief under
Article VI or otherwise, even if such schedule refers to specific contracts or fixed price jobs.
  The term "Government Contract" shall mean any contract - whether of the cost-reimbursement type or otherwise - which was awarded to SRA by a Governmental Body prior to the date hereof ("Government Contract").
 2.12 Restrictive Documents.  Except as set forth in Schedule
2.12, SRA is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, contract, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character (i) which materially adversely affects the business practices, operations or conditions of SRA or any of its assets or property, or (ii) which would be in default as a result of, or require any consent or approval as a result of, or prevent consummation of the transactions contemplated by this Agreement, compliance by the Seller with the terms, conditions and provisions hereof or the continued operation of the business of SRA after the date hereof on substantially the same basis as heretofore operated or which would restrict the ability of SRA to acquire any property or conduct business in any area. Seller further represents and warrants that the execution, delivery and performance by Seller of this Agreement will not conflict with, result in a breach of or default under, or the creation of any Lien on any of Seller's assets pursuant to any charter, by-law, mortgage, lien, lease, contract, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement.
 2.13 Claims and Litigation.  (a) Except as set forth in Schedule
2.13, there is no pending Proceeding:
  (i) that has been commenced by or against SRA or that otherwise relates to or may affect the business of, or any of the assets owned or used by SRA; or
  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.
 To the Knowledge of Seller and SRA, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.
 Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 2.13. The Proceedings listed in Schedule 2.13 will not have a material adverse effect on the business, operations, assets, condition, or prospects of SRA.
 (b) Except as set forth in Schedule 2.13:
  (i) there is no Order to which SRA, or any of the assets owned or used by SRA, is subject;
  (ii) Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by SRA; and
  (iii) to the Knowledge of Seller and SRA, no officer, director, agent, or employee of SRA is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of SRA.
 (c) Except as set forth in Schedule 2.13:
  (i) SRA is, and at all times since the Acquisition Date has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;
  (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which SRA, or any of the assets owned or used by SRA, is subject; and
  (iii) SRA has not received, at any time since the Acquisition Date, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which SRA, or any of the assets owned or used by SRA, is or has been subject.
 2.14 Taxes. (a) Except as set forth in Schedule 2.14, (i) SRA has filed or caused to be filed, within the time and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed prior to the Closing Date by, or with respect to, SRA, and each affiliated group has filed all income tax returns and tax reports that it was required to file for each taxable period during which SRA was a member of the group, (ii) all such returns and reports were correct and complete in all respects, and (iii) all taxes, penalties and interest owed by SRA and (whether or not income taxes (and penalties and interest in respect thereof) owed by any affiliated group (whether or not shown on any tax return or report) have been paid for each taxable period during which SRA was a member of the group. No examination of any tax return of SRA is currently in progress, and no examination of any tax return of any affiliated group is currently in progress for any period during which SRA was a member of the group. However, the IRS is currently reviewing Gilbert Associates, Inc. consolidated returns for the tax years 1994 and 1995. Except as shown in Schedule 2.14(a), there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of SRA, or any tax return of any affiliated group for any taxable period during which SRA was a member of the group. SRA has not been a member of any affiliated group other than the affiliated group of which it is currently a member.
 (b) The United States federal and state income Tax Returns of
SRA and all affiliated groups that included SRA as a member, have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1993, and SRA and/or Seller have received verbal assurances from the Revenue Agent responsible for the audit of SRA's 1994 and 1995 federal income tax returns that the audits for such years will be closed without adjustment. Schedule 2.14 contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. Schedule
2.14 describes all adjustments to the United States federal income Tax Returns filed by SRA or any affiliated group of corporations that included SRA as a member for all taxable years since the Acquisition Date, and the resulting deficiencies proposed by the IRS.
 Except as described in Schedule 2.14, neither Seller nor SRA has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of SRA or for which SRA may be liable. There exists no proposed tax assessment against SRA except as disclosed in The Balance Sheet or in Schedule
2.14. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by SRA.
 (c) All Taxes that SRA is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person. SRA has not made any payment, is not obligated to make any payment, and is not a party to any agreement that could obligate it to make any payment that will be nondeductible by reason of Internal Revenue Code ("Code") Section 280G. SRA was not a United States real property holding corporation within the meaning of Code Section 897(c) during the applicable period specified in Code Section 897(c)(1)(a)(ii).
 (d) There is no tax sharing agreement that will require any payment by SRA after the date of this Agreement.
 2.15 Liabilities. Except as set forth in Schedule 2.15, SRA does not have any liability or indebtedness for or under any loans, lines or letters of credit, surety bonds, capitalized lease obligations, notes payable, subscription agreements, guarantees, disallowed costs on government contracts, or other similar types or kinds of indebtedness and liabilities, current or contingent, or any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise), including any contingent, standby, or secondary liability for any liability or indebtedness of Seller or any affiliate of Seller or SRA. Except as set forth in Schedule 2.15, or as described in Section 2.34, SRA does not have any other outstanding claims, liabilities or indebtedness, contingent or otherwise, in excess of $10,000 except as set forth in The Balance Sheet, other than liabilities incurred subsequent to the 1996 Balance Sheet Date in the Ordinary Course of Business not involving borrowings by SRA, and such liabilities including but not limited to accruals for bonuses and profit sharing and commissions, subsequent to the 1996 Balance Sheet Date have been properly recorded as of the date hereof. SRA is not in default in respect of any material terms or conditions of any indebtedness.
 2.16 Intellectual Property.
 (a) Intellectual Property Assets--The term "Intellectual
Property Assets" includes:
  (i) the Company's name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");
  (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");
  (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");
  (iv) all rights in mask works (collectively, "Rights in Mask Works"); and
  (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by SRA as licensee or licensor.
 (b) Agreements--Schedule 2.16 contains a complete and accurate list and summary description, including any royalties paid or received by SRA, of all Contracts relating to the Intellectual Property Assets to which SRA is a party or by which SRA is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with an original purchase price of less than $1,000 under which SRA is the licensee. There are no outstanding and, to Seller's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.
 (c) Know-How Necessary for the Business
  (i) The Intellectual Property Assets are all those necessary for the operation of the business of SRA as currently conducted. SRA is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to Seller or any third party all of the Intellectual Property Assets.
  (ii) Except as set forth in Schedule 2.16(b), to the best of the knowledge of Seller, SRA has required all former and current employees, as a condition of employment, to execute written Contracts with SRA that assign to SRA all rights to any inventions, improvements, discoveries, or information relating to the business of SRA. No employee of SRA has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than SRA.
 (d) Patents
  (i) Schedule 2.16(d) contains a complete and accurate list and summary description of all Patents. SRA is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.
  (ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.
  (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Seller's Knowledge, there is no potentially interfering patent or patent application of any third party.
  (iv) No Patent is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by SRA infringes or is alleged to infringe any patent or other proprietary right of any other Person.
  (v) All products made, used, or sold under the Patents have been marked with the proper patent notice.
 (e) Trademarks
  (i) Schedule 2.16(e) contains a complete and accurate list and summary description of all Marks. SRA is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.
  (ii) All Marks that have been registered with the United
States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.
  (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Seller's Knowledge, no such action is Threatened with the respect to any of the Marks.
  (iv) To Seller's Knowledge, there is no potentially interfering trademark or trademark application of any third party.
  (v) No Mark is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. None of the Marks used by SRA infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.
  (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.
 (f) Copyrights
  (i) Schedule 2.16(f) contains a complete and accurate list and summary description of all Copyrights. SRA is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.
  (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.
  (iii) No Copyright is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.
  (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.
 (g) Trade Secrets
  (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use.
  (ii) Seller and SRA have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.
  (iii) SRA has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Seller's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than SRA) or to the detriment of SRA. No Trade Secret is subject to any adverse claim or has been challenged or, to the Knowledge of Seller, threatened in any way.
 2.17 Compliance with Laws.  Except as set forth in Schedule
2.17, SRA is in compliance in all material respects with all applicable laws and regulations with respect to the procurement and performance of contracts with any federal, state or local government or any agency or agencies thereof, and all other applicable laws, regulations, orders, judgments and decrees. SRA has complied with all applicable federal, state and local laws and regulations with respect to its use, handling and disposal of any hazardous substance, pollutant, contaminant, nuclear or by-product material, petroleum, gas or other hazardous or toxic substance.
 2.18 Employment Relations.  Except as set forth in Schedule
2.18, SRA is in substantial compliance with all federal, state, or other applicable laws, domestic and foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice.
 2.19 Employee Benefit Plans.
 (a) List of Plans. Set forth in Schedule 2.19 is an accurate and complete list of all employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that have been established, maintained or contributed to by SRA, whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA.
 (b) Status of Plans. SRA does not maintain or contribute to any such Employee Benefit Plan subject to ERISA which is not in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Internal Revenue Code (the "Code"). SRA has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan covering any employees of SRA or ceased operations at any facility or withdrawn from any such Plan in a manner which could subject it to liability under ERISA, and the Majority Stockholders know of no facts or circumstances which might give rise to any liability of SRA to the PBGC under Title IV of ERISA which could reasonably be anticipated to result in any claims being made against SRA by the PBGC.
 (c) Contributions. Full payment has been made of all amounts which SRA is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which SRA is a party, to have paid as contributions thereto as of the date hereof. SRA has made adequate provision for reserves in The Balance Sheet to meet any contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented in Schedule 2.19 and have not been increased subsequent to the 1996 Balance Sheet Date.
 (d) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service (or the period for applying for such a determination has not yet expired) and nothing has occurred since the date of the last such determination, if any, which resulted or is likely to result in the revocation of such determination.
 (e) Transactions.  No Reportable Event (as defined in Section
4043 of ERISA other than any such events for which the reporting requirements have been waived by regulation) has occurred with respect to any Employee Benefit Plan, and SRA has not engaged in any transaction with respect to the Employee Benefit Plans which would subject it to a tax, penalty or liability for prohibited transactions under ERISA or the Code, nor has any of its directors, officers or employees, to the extent they or any of them are fiduciaries with respect to such plans: (i) breached any of their responsibilities or obligations imposed upon fiduciaries by ERISA, or (ii) taken actions that would result in any claim being made under or by or on behalf of any such plans by any party with standing to make such claim.
 2.20 Interest in Clients, Suppliers, etc. Except as set forth in Schedule 2.20, neither Seller nor, to the best of Seller's knowledge, no employee of SRA possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation, firm, partnership, association or business organization which is a client, supplier, customer, lessor, lessee, contractor or subcontractor, or competitor or potential competitor of SRA. Ownership of not in excess of 1% of any class of securities of a company whose securities are registered under the Securities Exchange Act of 1934 shall not be deemed to be a financial interest for purposes of this
Section 2.20.
 2.21 Bank Accounts. Set forth in Schedule 2.21 is an accurate and complete list showing the name and address of each bank in which SRA has an account or safe deposit box, the number of any such account or box and the names of all persons authorized to draw thereon or to have access thereto.
 2.22 Powers of Attorney. Set forth in Schedule 2.22 is an accurate and complete list of the names of all persons holding powers of attorney from SRA and a summary statement of the terms thereof.
 2.23 Compensation of Employees. (a) Schedule 2.23 contains a complete and accurate list of the following information for each employee or director of SRA, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since the later of the Acquisition Date or the date of employment of such employee; vacation accrued; and service credited for purposes of vesting and eligibility to participate under SRA's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.
 (b) No employee or director of SRA is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of SRA, or
(ii) the ability of SRA to conduct its business, including any Proprietary Rights Agreement with Seller or SRA by any such employee or director. To Seller's Knowledge, no director, officer, or other key employee of SRA intends to terminate his employment with SRA.
 (c) Schedule 2.23 also contains a complete and accurate list of the following information for each retired employee or director of SRA, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.
 2.24 No Changes.  During the period from the 1996 Balance Sheet
Date to the date hereof, except as set forth in Schedule 2.24, SRA has not, (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the Ordinary Course of Business, (b) permitted any of its assets to be subjected to any lien, of any kind, (c) sold, transferred or otherwise disposed of any assets except in the Ordinary Course of Business, (d) made any capital expenditure or commitment therefor in excess of $5,000, (e) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (f) made any bonus or profit sharing distribution or payment of any kind (other then routine year end performance bonuses which have been fully accrued on The Balance Sheet), (g) increased its indebtedness for borrowed money or made any loan to any Person, (h) written off as uncollectible any notes or accounts receivable (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or any general increase in the rate of wages, salaries, bonuses or other remuneration of other employees, (j) cancelled or waived any claims or rights of substantial value, (k) made any change in any method of accounting or auditing practice, (l) otherwise conducted its business or entered into any transaction other than in the Ordinary Course of Business, or (m) agreed, whether or not in writing, to do any of the foregoing.
 2.25 Post Closing Purchase Price Adjustment.
 (a) Within thirty (30) days after the Closing, Seller shall prepare and deliver to Buyer a balance sheet as of the Closing Date (the "Closing Balance Sheet"), which shall be prepared in accordance with GAAP and applied consistently with SRA's past practices, and in particular consistent with the preparation of The Balance Sheet, but which shall include elimination from the Closing Balance Sheet of: the transactions with related parties referenced in Section 4.17; outstanding indebtedness to financial institutions referenced in
Section 4.23; the vehicles referenced in Section 4.24; the deferred acquisition fee referenced in Section 4.18. In addition, the Closing Balance Sheet shall not include any deferred expense for the items referenced in Section 4.17. Seller shall be afforded such access to the books and records of SRA post Closing as is reasonably necessary for the preparation of such Closing Balance Sheet.
 (b) Buyer, at its own expense, shall have the right to audit such Closing Balance Sheet, and may employ Arthur Andersen & Co. for such audit by agreement with such firm. Buyer shall be afforded the opportunity to review, copy and to have made available to them all of the working papers and computations used in the preparation of the Closing Balance Sheet. The Closing Balance Sheet and the net worth so transferred determined on the basis thereof shall be deemed accepted by Buyer and shall be conclusive for the purpose of the payment provided for in Section 2.25(e), unless within sixty (60) days after delivery of the Closing Balance Sheet to Buyer, Buyer shall propose adjustments to the Closing Balance Sheet for consideration and shall submit an adjusted Closing Balance Sheet to Seller. All such adjustments shall be consistent with GAAP applied in accordance with Seller's past practices.
 (c) The adjusted Closing Balance Sheet and the book value determined on the basis thereof shall be deemed to be accepted by Seller and shall be conclusive for the purposes of the payment provided for in Section 2.25(e) unless Seller shall, within thirty (30) days after the date on which the adjusted Closing Balance Sheet was delivered, deliver a written notice to Buyer objecting to the adjusted Closing Balance Sheet.
 (d) Buyer and Seller shall attempt to resolve all differences and agree upon the proper treatment of the item or items subject to such exception on a mutually acceptable basis. If Buyer and Seller are unable to resolve any disagreements respecting the treatment of any items relating to the adjusted Closing Balance Sheet within thirty (30) days after receipt of the notice referred to in (c) above, the dispute shall be referred for decision to a mutually agreed third party. If the parties fail to select a third party within ten (10) days after such thirty (30) day period expires, then either party may submit all items remaining in dispute for resolution to Price Waterhouse & Co., or such other independent accounting firm as may be agreed upon by the parties (the "Independent Accounting Firm"), which shall, within thirty
(30) days of such submission, determine and report to Seller and Buyer upon such remaining disputed items. Such report shall have the legal effect of an arbitral award and shall be final, binding and conclusive on the parties. Fees and expenses of the Independent Accounting Firm shall be allocated between Seller and Buyer in the same proportion that the aggregate amount of such disputed items so submitted to the Independent Accounting Firm which is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of all disputed items so submitted.
 (e) Not later than the fifth (5th) day following the final agreement/determination with respect to the Closing Balance Sheet, Seller shall pay to Buyer, on a dollar for dollar basis, the amount, if any, by which the book value as shown on the Closing Balance Sheet is less than $2,600,000, in either case with interest at the annual rate of seven percent (7%) from the Closing Date to the date of payment.
The Escrow Fund provided in the Escrow Agreement referenced in Section
1.3 shall provide security for Seller's obligation under this Section
2.25 and shall continue in existence until satisfaction of Seller's obligation, if any, under Section 2.25(e). Nothing in this Section
2.25 shall have the effect of limiting the rights of Buyer under the Indemnification provisions of Article VI, except to the extent payments hereunder may reduce the amount of damages or adjustments paid thereunder.
 2.26 Disclosure. Except as set forth in Schedule 2.26, nothing contained in this Agreement, the Financial Statements referred to in
Section 2.6 above, or any schedule or certificate delivered in accordance with the terms hereof in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There are no facts known to Seller which, when taken as a whole, materially and adversely affect the business, or financial condition of SRA or its respective properties or assets which have not been set forth in this Agreement or in the Schedules or certificates or statements in writing furnished in connection with the transactions contemplated by this Agreement.
 2.27 Copies of Documents. Except as set forth in Schedule 2.27, Seller has provided or made available to Buyer and its advisors, true, complete and correct copies of all documents referred to in this
Article II or in any Schedule attached hereto.
  2.28 Certain Definitions.  For purposes of this Agreement,
   (a) the term "Materially Adverse Effect" shall mean a material adverse effect on the business, financial condition or results of operations of SRA, taken as a whole.
   (b) the term "to the best of knowledge" shall mean the personal knowledge of the person making the representation or warranty, after having made due and diligent inquiry of the person or persons with primary responsibility for the specific functional area to which such representation or warranty relates.
 2.29 Environmental.  Except as set forth in Schedule 2.29:
  (a) SRA is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Seller nor SRA has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or SRA has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Seller, SRA, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.
 With respect to the RAMP Industries Site described at Schedule
2.29, and laboratory sites at Durham, N.C.; Maryland Taft Court; Medical Center Drive; and the Research Court Laboratory in Rockville, Maryland; Seller, with the intent of assuming financial responsibility for SRA's contingent liability for investigation and clean-up of such Ramp Industries site, or such laboratory sites, if any clean-up is required, represents that Buyer will qualify for a de minimis settlement and/or will otherwise incur no costs with respect to the investigation and clean-up of such sites. Without altering the legal effect of the preceding sentence, Buyer represents that with respect to the Ramp Industries site, such statement is based on preliminary discussions with EPA and that Seller has reason to believe that such statement is likely to be true and correct.
 If Seller reasonably requests, Buyer will cooperate with Seller in processing reimbursement claims to the appropriate Governmental Body for recovery of clean-up costs relating to wastes generated on government contracts, or otherwise assisting Buyer in presenting its case, provided, however, that Seller shall indemnify Buyer for any costs incurred by Seller with respect to such reimbursement claims, including any loss of funds available to SRA for performance of contracts with such Governmental Body, and provided that Seller shall reimburse Buyer at its standard rates with respect to the time of its personnel involved in such cooperation.
 (b) There are no pending or, to the Knowledge of Seller and SRA, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Seller or SRA has or had an interest.
 (c) Neither Seller nor SRA has Knowledge of or any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or SRA had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Seller, SRA or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.
 (d) Neither Seller nor SRA, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or, to the Knowledge of Seller and SRA, with respect to any other properties and assets (whether real, personal, or mixed) in which Seller or SRA, has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.
 (e) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither Seller, SRA, any other Person for whose conduct they are or may be held responsible, or to the Knowledge of Seller or SRA, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or SRA has or had an interest.
 (f) There has been no Release or, to the Knowledge of Seller and SRA, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Seller or SRA has or had an interest, or to the Knowledge of Seller and SRA any geologically or hydrologically adjoining property, whether by Seller, SRA, or any other Person.
 (g) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller or SRA pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Seller, SRA, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.
 2.30 Certain Payments. Since the Acquisition Date, neither SRA nor any director, officer, agent, or employee of SRA, or any other Person associated with or acting for or on behalf of SRA, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of SRA, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of SRA.
 2.31 Insurance.  (a) Seller has delivered to Buyer:
  (i) true and complete copies of all policies of insurance to which SRA is a party or under which SRA, or any director of SRA, is or has been covered at any time since the Acquisition Date; and
  (ii) any statement by the auditor of SRA's or Seller's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.
 (b) Schedule 2.31(b) describes:
  (i) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by SRA; and
  (ii) all obligations of SRA to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.
 (c) With respect to SRA's Worker's Compensation Insurance,
Schedule 2.31(c) sets forth, by year, for the current policy year and each of the five preceding policy years:
  (i) a summary of the loss experience under each policy;
  (ii) a statement describing each claim under an insurance policy for an amount in excess of $5,000, which sets forth:
   (A) the name of the claimant;
   (B) a description of the policy by insurer, type of insurance, and period of coverage;
   (C) the amount and a brief description of the claim;
and
   (D) the disposition of such claim; and
  (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.
 (d) Except as set forth in Schedule 2.31(d):
  (i) All policies to which SRA is a party or that provide coverage to either Seller, SRA, or any director or officer of SRA:
   (A) are valid, outstanding, and enforceable;
   (B) are issued by an insurer that is financially sound and reputable;
   (C) taken together, provide adequate insurance coverage for the assets and the operations of SRA for all risks normally insured against by a Person carrying on the same business or businesses as SRA;
   (D) are sufficient for compliance with all Legal
Requirements and Contracts to which SRA is a party or by which it is bound;
   (E) will, with respect to SRA's Worker's Compensation
Insurance, continue in full force and effect following the consummation of the Contemplated Transactions; and
   (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of SRA.
  (ii) Neither Seller nor SRA has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder;
  (iii) SRA has paid all premiums due, and has otherwise performed all of its respective obligations, under each policy to which it is a party or that provides coverage to SRA or any director thereof; and
  (iv) SRA has given notice to the insurer of all claims that may be insured thereby.
 (e) Prior to August, 1996, Seller maintained Errors and
Omissions insurance coverage for SRA as Described on Schedule 2.31(d), but terminated such insurance for periods thereafter. Seller provided Directors and Officers Liability and Company Reimbursement Insurance for SRA through policies issued to Seller, and will continue such coverage through the Closing. Seller represents, with the intent of assuming financial responsibility for the risks of operation of SRA prior to Closing, that SRA is not subject to any liability, contingent or otherwise, for amounts which would have been paid by Directors and Officers insurance and Errors and Omissions coverage for SRA of the type described in paragraph (d)(i)(C) above, without regard to any exclusions thereunder for the conduct of officers, directors, or employees of SRA or Seller, and without reduction for any retention of risk provisions, such that such coverage is deemed available from the first dollar of loss. Seller further represents and warrants that the officers and directors of SRA will be provided the same coverage for any liability, contingent or otherwise, that was provided by Seller for any officer and director of SRA or Seller at anytime prior to Closing with respect to claims made after Closing for occurrences prior thereto, and that such officers and directors are not subject to any liability, contingent or otherwise, for amounts that would have been paid by such insurance, in this case taking into account the most favorable retention provision provided to any officer of SRA since the Acquisition Date. With respect to the Company Reimbursement portion of Directors and Officers coverage, Seller represents and warrants that SRA will be reimbursed for any amounts reasonably paid in good faith to an officer or director of SRA under the Indemnification provisions of its by-laws with respect to liabilities for claims made after Closing with respect to occurrences prior to Closing.
 2.32 Security Clearances; Export Control Compliance.  Schedule
2.32 is a true and accurate listing of SRA personnel with industrial security clearances granted for work in programs of the Department of Defense (the "DOD") and/or the Department of Energy ("DOE"), including the level and type of clearance. SRA has facility security clearances at the Secret and Secret RD level from DOD and DOE, respectively. SRA has sufficient personnel with security clearances to conduct its operations as now conducted and to provide the services which it has contracted to provide. Seller and SRA have not been advised of any Proceedings involving SRA or any of its personnel, whether or not listed on Schedule 2.32, with respect to any violation of the industrial security regulations of DOD or DOE and has not, since the Acquisition Date, been fined or penalized or denied any participation in any procurement on the grounds of a failure to meet security requirements. Schedule 2.32A is a true and accurate listing of SRA employees with access to non-public technology who are not citizens of the United States and who do not have permanent resident status, and of the areas of technology in which such employees work. For the purpose of accepting liability for operations prior to the Closing, Seller and SRA represent that it is in compliance with the requirements of the United States Export Control Act with respect to the work of its employees, including the provisions which treat such access as a deemed export of technology to the home country of such employees who are not citizens of the United States, and that SRA has no liability, contingent or otherwise, for costs, fines, or penalties imposed by any Governmental Body with respect to any non-compliance with the Export Control Act. Seller and SRA also state, without intending to alter the acceptance of liability with respect to operations prior to the Closing by reason of the prior sentence, that such statement is true and accurate to the best of its knowledge and belief.
 2.33 Broker's or Finder's Fees.  Except as provided in Section
4.18 with respect to Tucker, Anthony, Incorporated, no agent, broker, person or firm acting on behalf of Seller or SRA is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto in connection with any of the transactions contemplated herein.
 2.34 Life Insurance Loans to Officers and Other Deferred
Compensation Matters. Seller represents that the deferred expenses relating to certain employee compensation plans will be fully recognized prior to Closing, prior to determining that SRA meets the minimum net worth requirement at Section 2.25(e), and that Seller will indemnify Buyer and SRA under the terms of this Agreement against any current or future expense impact to the financial statements of SRA after the 1996 Balance Sheet Date related to any loan to any officer under a life insurance agreement, any deferred compensation rabbi trust, or any other deferred compensation agreement, including any employee life insurance policy, provided, however, that such loans, and deferred compensation packages may be reflected on the balance sheet of SRA until repayment is made.
 2.35 HSR Compliance. Seller represents that SRA is not engaged in "manufacturing," as defined for purposes of the HSR Act, and that its assets are less than $10,000,000.



ARTICLE III
REPRESENTATIONS OF BUYER
 3.1 Representations of Buyer. Buyer represents, warrants and agrees as follows:
 3.2 Existence and Good Standing of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly qualified to do business in, and is in good standing in, every jurisdiction in which the character or location of the properties owned or leased by Buyer or the nature of its business makes such qualifications necessary, except where the failure to so qualify does not have a Material Adverse Effect on its operations. Buyer has corporate power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been validly executed by a duly authorized officer or representative of Buyer, and this Agreement and performance of all obligations hereunder have been duly authorized and approved by all required corporate action of Buyer.
 3.3 Restrictive Documents. Buyer is not subject to any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which materially adversely affects the business practices, operations or conditions of Buyer or any of its assets or property, or which would prevent consummation of the transactions contemplated by this Agreement.
 3.4 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Buyer is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto in connection with any of the transactions contemplated herein.
 3.5 Investment. Buyer represents that it has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares including but not limited to the accuracy of forecasts and projections, that it is capable of bearing the economic risks of such investment, that it is purchasing the Shares with no present intention of distributing or selling any of the Shares or any interest therein and that it has not been organized or formed solely for the purpose of investing in the Shares.
 3.6 Cooperation. Buyer confirms that the Seller has fully cooperated with Buyer and its representatives and agents and granted them full opportunity to ask questions of the officers and management of SRA and to acquire such additional information about the business and financial condition of SRA as Buyer has requested and no such requested information has been refused, provided, however, that such access and cooperation does not reduce Seller's obligation under the Indemnity provisions of this Agreement at Article VI. To the Knowledge of Buyer, Seller's representations and warranties in this Agreement meet the standard specified in section 4.11, except as Buyer has been put on notice of any change by the means specified in Section 6.2.
 3.7 Notification. Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any fact or condition require any change in a Schedule if the Schedule were dated the date of the occurrence or discovery of any such fact or condition, Seller will promptly deliver to Buyer a supplement to such Schedule specifying such change. During the same period, Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Section 4 impossible or unlikely.



ARTICLE IV
CONDITIONS TO OBLIGATIONS OF BUYER
 4.1 Conditions to Obligations of Buyer. The purchase of the Shares by Buyer is conditioned upon receipt by Buyer of the legal opinion and other documents listed in this Article V and satisfaction of all other conditions set out in this Article IV.
 4.2 Opinion of the Counsel for SRA. Seller shall have furnished Buyer with a favorable opinion of its General Counsel, dated the date hereof in form and substance reasonably satisfactory to Buyer and its counsel, to the effect set forth in Schedule 4.2 hereto.
 4.3 Reserved.
 4.4 Reserved.
 4.5 Bank Accounts. Seller shall have funded the checking accounts of Seller prior to Closing in an amount sufficient to pay the full amount of any outstanding checks written on such accounts.
 4.6 Resignation of Certain Directors and Officers. Buyer shall have received the written resignation, effective as of the Closing Date, of all directors and the officers of SRA set forth in Schedule
4.6 hereto.
 4.7 Good Standing Certificate and Board Resolution. Seller shall have furnished Buyer with a Certificate of Good Standing of SRA.
 4.8 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer shall have received such other instruments and documents as it may reasonably request.
 4.9 Reserved.
 4.10 Noncompetition, Nonsolicitation, Confidentiality. Seller shall have executed Noncompetition, Nonsolicitation and Confidentiality Agreements as set forth in Schedule 4.10 hereto.
 4.11 Accuracy of Representations. (a) All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Schedules.
 (b) Each of Seller's representations and warranties in Sections
2.1, 2.4, 2.6, and 2.24 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Schedules.
 4.12 Seller's Performance. All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, and each of these covenants and obligations, must have been duly performed and complied with in all material respects.
 4.13 Consents. Each Consent identified in Schedule 2.11(c) (Germantown and Falls Church leases and Upjohn and Roche Agreements), must have been obtained and must be in full force and effect.
 4.14 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.
 4.15   No Claim Regarding Stock Ownership or Sale Proceeds.
There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of SRA, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.
 4.16 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.
 4.17 Transactions with Related Parties. Except for the repayment of certain loans to officers under life insurance agreements and the other transactions which are permitted to continue under the provisions of Section 2.34, all financial transactions between SRA and current and/or former shareholders of SRA and/or any related entitles or individuals shall have been concluded such that the Closing Balance Sheet shall reflect no assets or liabilities related to such transactions and/or appropriate adjustments for such matters shall have been made to the cash consideration due at closing.
 4.18 Deferred Acquisition Fee. The deferred Acquisition Fee payable to Tucker Anthony, Incorporated in connection with the acquisition of SRA by Seller shall be expensed in 1996 or transferred to Seller's books. At the Closing Date, SRA shall have no financial or other obligation to Tucker Anthony, Incorporated.
 4.19 Backlog. Buyer shall have been provided commercially acceptable information with respect to SRA's Backlog, and shall have verified that such Backlog as of The Balance Sheet Date shall be not less than $35,000,000.
 4.20 Net Sales and EBIT.  The Financial Statements shall reflect
Net Sales in the twelve months ending on the 1996 Balance Sheet Date of not less than $20,130,000 and EBIT of not less than the greater of 9.9% of Net Sales or $1,993,000.
 4.21 Real Property Leases. SRA shall not be obligated on leases of real property other than as listed on Schedule 4.21, and all such leases shall have commercially reasonable terms.
 4.22 Minimum Book Value. The net equity value of SRA on Closing Balance, as adjusted for the items specified herein, shall exceed $2,600,000.
 4.23 Outstanding Indebtedness.  All outstanding indebtedness of
SRA to financial institutions shall have been repaid or assumed by Seller such that the Closing balance Sheet shall reflect no assets or liabilities related to such indebtedness.
 4.24 Vehicles. The Closing Balance Sheet shall only reflect assets and liabilities related to vehicles in general use in SRA's business (such as pool, field and specialty vehicles) and shall not include vehicles for personal use by any employee or director of SRA.



ARTICLE V
CONDITIONS TO THE SELLER'S OBLIGATIONS
 5.1 Conditions to the Seller's Obligations. The sale of the Shares by the Seller on the date hereof is conditioned upon receipt by Seller of (i) a certificate of good standing of Buyer; (ii) a certificate or certificates of incumbency confirming the authority of the officers of Buyer executing this Agreement; (iii) a Secretary's Certificate confirming Buyer's Board of Director's authorization of this transaction; and (iv) the legal opinion set forth in Schedule 5.2.
 5.2 Opinion of the Counsel of Buyer. Buyer shall have furnished the Seller with the opinion of Ross & Hardies, dated the date hereof, in form and substance satisfactory to the Seller and its counsel to the effect set forth in Schedule 5.2 hereto.
 5.3 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller and its counsel.
 5.4 Accuracy of Representations. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.


ARTICLE VI
INDEMNIFICATION; REMEDIES
 6.1 Survival; Right To Indemnification Not Affected By
Knowledge. All representations, warranties, covenants, and obligations in this Agreement, the Schedules, the supplements to the Schedules, the certificate delivered pursuant to Section 1.3, and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.
 6.2 Indemnification and Payment Of Damages By Seller. Seller will indemnify and hold harmless Buyer, SRA, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:
 (a) any Breach of any representation or warranty made by Seller in this Agreement (without giving effect to any supplement to the Schedules), the Schedules, the supplements to the Schedules, or any other certificate or document delivered by Seller pursuant to this Agreement; provided, however, that if Seller discloses a Breach of any such representation or warranty and specifically identifies it in the certificate delivered pursuant to Section 1.3(a)(v) as having caused the condition specified in Section 4.11 not to be satisfied, and Buyer agrees to Close, notwithstanding such identification, then Buyer waives the right to seek indemnity for such a Breach up to the amount or value disclosed. If Seller discloses a change in the representations and warranties by means of a notice under section 3.7, the delivery of a supplement to Schedules, a reference in the certificate delivered pursuant to Section 1.3(a)(v), or otherwise, but does not, in the certificate delivered pursuant to Section 1.3(a)(v), identify such change as having caused the condition specified in Section 1.3(a)(v) not to be satisfied, then if Buyer agrees to Close, notwithstanding such disclosure of a change, Buyer shall not be deemed to have waived any right or remedy which Buyer may otherwise have to seek indemnification under this Article VI.
 (b) any Breach of any representation or warranty made by Seller in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Schedules, other than any such Breach that is disclosed in a supplement to the Schedules and is expressly identified in the certificate delivered pursuant to Section 1.3(a)(v) as having caused the condition specified in Section 4.11 not to be satisfied;
 (c) any Breach by Seller of any covenant or obligation of such Seller in this Agreement;
 (d) any product shipped or manufactured by, or any services provided by, SRA prior to the Closing Date; or
 (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or SRA (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.
 The remedies provided in this Section 6.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.
 6.3 Indemnification and Payment of Damages By Seller --
Environmental Matters. In addition to the provisions of Section 6.2, Seller will indemnify and hold harmless Buyer, SRA, and the other Indemnified Persons for, and will pay to Buyer, SRA, and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:
 (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Seller or SRA has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by Seller or SRA or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by Seller or SRA or by any other Person for whose conduct they are or may be held responsible; or
 (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Seller or SRA or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of SRA prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by Seller or SRA or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.
 Seller will be entitled at its discretion, to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 6.3, provided, however, that Seller acknowledges in writing that it is financially responsible for such Cleanup. The procedure described in Section 6.9 will apply to any claim solely for monetary damages relating to a matter covered by this
Section 6.3.
 6.4 Indemnification and Payment of Damages By Buyer. Buyer will indemnify and hold harmless Seller, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.
 6.5 Time Limitations. If the Closing occurs, Seller will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 2.1, 2.4, 2.14, 2.19, and 2.29, unless on or before five years Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Section 2.1, or 2.4, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time; a claim with respect to Section
2.14 and 2.29 may be made at any time within the applicable statute of limitation. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the First Anniversary of the Closing Date Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller.
 6.6 Limitations On Amount -- Seller. Seller will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause (b), clause (d), or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (c) of Section 6.2 until the total of all Damages with respect to such matters exceeds $50,000, and then for the entire amount of such Damages, provided, however, that Seller shall not be liable for the payment of Damages under this Article VI until the total of all such Damages exceeds the amount, if any, by which the book value of SRA, as shown on the adjusted Closing Balance Sheet of SRA, referenced in section 2.25(d), after the final resolution of any items in dispute which were referred to the Independent Accounting Firm for final agreement/determination as provided therein, exceeds $3,000,000, such difference is designated the "Value Increment," provided further, that except with respect to claims arising out of product or service liability, malpractice, taxes, damage to the environment, and employee claims, including pension, benefit and compensation, and employee torts, such as harassment, where there shall be no limit, Seller shall not be liable for Damages hereunder in excess of $8,800,000. The benefit of the threshold amount and the deduction of the Value Increment from the amount of Damages payable under this Section 6.6 will not apply to any Breach of any of Seller's representations and warranties of which Seller had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Seller of any covenant or obligation.
 6.7 Limitations On Amount -- Buyer. Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 6.4 until the total of all Damages with respect to such matters exceeds $50,000, and then only for the entire amount of such Damages. However, this Section 6.7 will not apply to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.
 6.8 Post Closing Purchase Price Adjustment and Escrow. The obligations of Seller to indemnify Buyer under the provisions of this
Article VI shall not be limited or reduced by Seller's obligation, if any, in Section 2.25 to make a Post Closing Purchase Price Adjustment and to provide for an Escrow Fund.
 6.9 Procedure For Indemnification -- Third Party Claims.  (a)
Promptly after receipt by an indemnified party under Section 6.2, 6.4, or (to the extent provided in the last sentence of Section 6.3) Section
6.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.
 (b) If any Proceeding referred to in Section 6.9(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article VI for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and
(iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.
 (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).
 (d) Seller hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller with respect to such a claim anywhere in the world.
 6.10 Procedure For Indemnification -- Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.
 6.11 Special Agreement and Indemnification Regarding Taxes.
Seller shall be responsible for all state and federal tax liability of SRA for periods prior to Closing in accordance with Section 8.6.



ARTICLE VII
MISCELLANEOUS
 7.1    Post-Closing Tax Return.  All future tax returns
including, but not limited to, any short year income tax returns and any returns filed with respect to any Employee Benefit Plans, for the period up to the Closing Date shall be filed under the direction of Seller.
 7.2 Expenses.  The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and advisers.
 7.3 Disputes.  Any dispute arising hereunder which cannot be amicably resolved by the parties shall be submitted to binding arbitration in accordance with the rules and regulations of the American Arbitration Association, including the provisions governing the selection of arbitrators. The location for any such arbitration
shall be in Washington, D.C.   There shall be limited discovery prior
to the arbitration hearing, subject to the discretion of the arbitrators, as follows: (a) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and
(c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Each party shall pay its own costs and expenses (including counsel fees) of any such arbitration. The fees and expenses of the arbitrators shall be divided in the manner provided in
Section 2.25(d) for the fees and expenses of the Independent Accounting Firm. The arbitrators shall decide the matter to be arbitrated pursuant hereto within sixty (60) days after the appointment of the last arbitrator. The final decision of the majority of the arbitrators shall be furnished to the parties in writing and shall constitute a conclusive determination of the issue in question, binding upon the parties and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award.
 7.4 HSR Act Filing. If necessary, the parties will cooperate with one another in the preparation and filing of all notice and reports required pursuant to the HSR Act and will comply with the requirements for providing information made pursuant thereto.
 7.5 Governing Law; Jurisdiction, Service of Process. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Maryland applicable to contracts to be made and performed in that State. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Maryland, County of Montgomery, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Maryland, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
 7.6 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.
 7.6A Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement. Seller shall cooperate with Buyer in any government audit or investigation relating to any Government Contract, including any Defense Contract Audit Agency audit of Seller's home office expenses, direct or indirect costs, and/or general and administrative expenses.
 7.7 Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of SRA, Seller, and Buyer to the contents and the manner of presentation and publication thereof.
 7.8 Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by certified mail, postage prepaid, addressed as follows:
  (a) If to the Seller:

   Then to:

   GCBC, Inc.
   1105 N. Market Street
   Suite No. 1148
   Wilmington, DE 19801

   and

   Salient 3 Communications, Inc.
   P.O. Box 1498
   Reading, PA 19603
   Attn:  Mr Paul H. Snyder
   Tel: 610-856-5535
   Fax: 610-856-5511

   with a copy to:

   Mr. Thomas F. Hafer
   Salient 3 Communications, Inc.
   P.O. Box 1498
   Reading, PA 19603
   Tel: 610-856-5514
   Fax: 610-856-5511

  (b) If to the Buyer:

   Then to:

   Mr. Richard C. Tucker
   Senior Vice President
   Dames & Moore, Inc.
   7101 Wisconsin Avenue, Suite 700
   Bethesda, Maryland 20814
   Tel: 301-652-2215
   Fax: 301-657-3043

   and

   Mr. Mark Snell
   Executive Vice President and Chief Financial Officer
   Dames & Moore, Inc.
   911 Wilshire Boulevard, Suite 700
   Los Angeles, California 90017

   with a copy to:

   Charles W. Petty, Jr.
   Ross & Hardies
   888 16th Street, N.W.
   Washington, DC 20006
   Tel:  202-835-7459
   Fax:  202-778-4772

Such notice or communication shall be deemed to have been given as of the date so received.
 7.9 Parties in Interest. Except for the option granted to Buyer to effectuate the acquisition either itself or through a wholly-owned subsidiary, this Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators and successors.
 7.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.
 7.11 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
 7.12 Amendments. This Agreement may be changed only by an agreement in writing signed by all parties hereto.
 7.13 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
 7.14 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.
 7.15 Termination. This Agreement may, by notice given prior to or at the Closing, be terminated:
 (a) by either Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;
 (b) (i) by Buyer if any of the conditions in Article IV has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Article V has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;
 (c) by mutual consent of Buyer and Seller; or
 (d) by either Buyer or Seller if the Closing has not occurred
(other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before Close of Business June 30, 1997, or such later date as the parties may agree upon.
 7.16 Effect of Termination. Each party's right of termination under Section 7.15 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7.15, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections
7.2 and 7.7 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.


ARTICLE VIII
TAX MATTERS
 8.1 Returns for Periods Through the Closing Date. Seller will include the income of SRA (including any deferred income triggered into income by Reg. Section 1.1502-13 and Reg. Section 1.1502-14 and any excess loss accounts taken into income under Regulation Section 1.1502-
19) on its consolidated federal income tax returns for all periods through the Closing Date and will pay any federal income taxes attributable to such income. The income of SRA will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of SRA as of the end of the Closing Date. Seller shall prepare, or cause to be prepared, all tax returns of SRA required to be filed by SRA for periods ending on or prior to the Closing Date which are filed after the Closing Date. Seller shall submit such returns to SRA for review and signature. Seller shall be required to pay any taxes attributable to such returns.
 8.2 Tax Periods Beginning Before and Ending After the Closing
Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of SRA for tax periods which begin before the Closing Date and end after the Closing Date. Seller shall pay to Buyer within fifteen (15) days after the date on which taxes are paid with respect to such periods an amount equal to the portion of such taxes which relates to the portion of such taxable period ending on the Closing Date. For purposes of this Section, in the case of any taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such tax which relates to the portion of such taxable period ending on the Closing Date shall (x) in the case of any taxes other than taxes based upon or related to income or receipts, be deemed to be the amount of such tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of SRA.
 8.3 Cooperation on Tax Matters. Buyer, SRA and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. SRA and Seller agree (A) to retain all books and records with respect to tax matters pertinent to SRA relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, SRA or Seller, as the case may be, shall allow the other party to take possession of such books and records.
 8.4 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.
 8.5 Carrybacks. Seller will immediately pay to the Buyer any tax refund (or reduction in tax liability) resulting from a carryback of a postacquisition tax attribute of SRA into Seller's Consolidated Tax Return, when such refund or reduction is realized by the Seller group. Seller will cooperate with SRA in obtaining such refunds (or reduction in tax liability), including through the filing of amended Tax Returns or refund claims. The Buyer agrees to indemnify Seller for any taxes resulting from the disallowance of such postacquisition tax attribute on audit or otherwise.
 8.6 Indemnification. Seller agrees to indemnify the Buyer from and against the entirety of any loss the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of SRA for any taxes of SRA with respect to any tax year or portion thereof ending on or before the Closing Date (or for any tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 8.2 to the portion of such period beginning before and ending on the Closing
Date). Seller shall also be entitled to receive any refund or overpayment applicable to such periods. Buyer shall be responsible for all tax liability arising for periods after the Closing Date. Buyer shall promptly pay, when due, all state, federal, and local taxes, interest, and penalties.


 IN WITNESS WHEREOF, Seller and Buyer have caused their corporate names to be hereunto subscribed by its duly authorized representatives all as of the day and year first above written.

SELLER:


GCBC INC.

By: /s/Maurice D. James

Title: Vice President and Treasurer



SALIENT 3 COMMUNICATIONS, INC.

By: /s/Paul H. Snyder

Title: Senior Vice President and CFO



BUYER:


DAMES & MOORE, INC.

By: /s/Richard C. Tucker

Title: Senior Vice President